UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2009

CHUGACH ELECTRIC ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

The Regulatory Commission of Alaska (RCA) approved the gas supply contract between Chugach Electric Association, Inc. and ConocoPhillips, Inc. effective August 21, 2009.  The new contract will provide gas beginning in 2010 and terminating December 31, 2016.  The total amount of gas under the contract is estimated to be 66 billion cubic feet (BCF).  The new contract is designed to fill 100% of Chugach’s unmet needs until April 2011, approximately 50% of Chugach’s unmet needs from May 2011 through December 2015 and approximately 25% in 2016.  The RCA also approved inclusion of all fuel (gas) and transportation costs related to the contract in the calculation of Chugach’s fuel and purchased power surcharge process.

The gas supplied by ConocoPhillips under the contract is separated into two volume tranches for pricing purposes.  “Firm Fixed Quantity” gas will meet a portion of Chugach’s base load requirements, while “Firm Variable Quantity” gas will meet peaking needs.  Chugach expects that ninety percent of the gas purchased under the contract will be firm fixed and ten percent will be firm variable.  The dividing line between firm fixed and firm variable volumes will be calculated based on a methodology that involves using a multiplier and the simple average of Chugach’s average daily volumes for the thirty lowest volume days during the last calendar year.

Pricing for firm fixed gas will be based on the average of five Lower 48 natural gas production areas.  The contract price will be calculated on a quarterly basis as the trailing average of the simple daily average of the Platts Gas Daily midpoint prices for each “flow day” in these market areas during the last quarter.  There will be a price collar, floor of $5.75 per Mcf and cap of $6.25 per Mcf, on the firm fixed gas between January 1, 2010 and June 30, 2010.

Pricing for firm variable gas purchased between January 1, 2010, and March 31, 2011, will be the one quarter trailing average of ninety-five percent of the average monthly price of Kenai LNG delivered to Japan, as officially reported to the U.S. Department of Energy.  Pricing for firm variable gas purchased from April 1, 2011, to December 31, 2013, will be 120 percent of the one calendar quarter trailing average of “Platts National Average Price” as published in Platts Gas Daily for each “flow day.”  The price for firm variable gas is capped at two-hundred percent of the firm fixed price.  Firm variable gas is not provided by the contract after December 31, 2013.

Chugach also has the option to receive a fixed price quote from ConocoPhillips and lock that price of any quantity as long as the quantity does not exceed the “Firm Fixed Quantity” and for any term up to December 31, 2016, for which price is to be locked.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.65	Agreement for the Sale and Purchase of Natural Gas between the Registrant and ConocoPhillips Alaska, Inc. and ConocoPhillips, Inc. (collectively, ConocoPhillips) effective August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2009	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer